Exhibit 99.1

PRESS RELEASE
Dick’s Sporting Goods Reports First Quarter Results; Earnings Per Share and Same Store Sales Exceed Expectations
•	Company generated non-GAAP earnings per share of $0.11, above previous estimate of $0.03 to $0.08. GAAP earnings per share were $0.09.

•	Consolidated same store sales declined 6.0%, better than previous estimate of a 12% to 9% decline.

•	Inventory per square foot declined 9.7% at the end of the first quarter of 2009 compared to the end of the first quarter of 2008.
PITTSBURGH, Pa., May 19, 2009 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the first quarter ended May 2, 2009.
First Quarter Results
The Company reported non-GAAP net income for the first quarter ended May 2, 2009 of $12.8 million, or $0.11 per diluted share. Non-GAAP earnings exclude costs related to the Chick’s Sporting Goods integration. The first quarter earnings per diluted share exceeded estimated earnings expectations provided on March 10, 2009 of $0.03 — 0.08 per diluted share.
On a GAAP basis, the Company reported net income for the first quarter ended May 2, 2009 of $10.2 million, or $0.09 per diluted share, which includes a $1.1 million tax expense reduction related to the resolution of a tax audit of a prior fiscal year. For the first quarter ended May 3, 2008, net income and earnings per diluted share were $19.6 million and $0.17, respectively. The GAAP to non-GAAP reconciliation is included in a table later in the release under the heading “Non-GAAP Net Income and Earnings Per Share Reconciliation.”
Net sales for the quarter increased by 5.2% to $959.7 million due primarily to the opening of new stores and the addition of e-commerce sales, partially offset by a 6.0% decrease in comparable store sales. The 6.0% consolidated same store sales decline consisted of a 4.6% decrease in Dick’s Sporting Goods stores and a 19.7% decline in the Golf Galaxy stores.
“We are pleased to have generated better than expected same store sales and earnings results in the first quarter. Considering the continued difficult macro economic environment, our associates have done a great job growing the business while controlling expenses and managing inventory. We have a strong balance sheet, and in 2009 we expect to generate positive net operating cash flow in excess of what was generated last year,” said Edward W. Stack, Chairman and CEO.
Integrations
Costs related to the merger and integration of Chick’s Sporting Goods were $4.4 million in the first quarter. Merger and integration costs include duplicative administration costs, management and advertising expenses associated with the store conversions and severance. In the first quarter, the Company completed the conversion of one Chick’s Sporting Goods store to a Dick’s Sporting Goods store. The remaining planned Chick’s Sporting Goods store conversions have been completed in the second quarter of 2009.

New Stores
In the first quarter, the Company opened nine Dick’s Sporting Goods stores and one Golf Galaxy store. Also, one Chick’s Sporting Goods store was converted to a Dick’s Sporting Goods store. These stores are listed in a table later in the release under the heading “Store Count and Square Footage.”
As of May 2, 2009, the Company operated 394 Dick’s Sporting Goods stores in 39 states, with approximately 22.0 million square feet, 91 Golf Galaxy stores in 31 states, with approximately 1.5 million square feet, and 13 Chick’s Sporting Goods stores in California, with approximately 0.6 million square feet.
Balance Sheet
Long term debt declined by $171.7 million from the end of the first quarter of 2008 to the end of the first quarter of 2009 due to the repayment of $172.5 million for the Company’s senior convertible notes in the first quarter of this year. The inventory per square foot was 9.7% less at the end of the first quarter 2009 as compared to the end of the first quarter 2008.
Current 2009 Outlook
The Company’s current outlook for 2009 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act as described later in this release. Although the Company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.
The Company believes that the remainder of the year will continue to be challenging. However, based on the first quarter results and the Company’s expectations for the second quarter, it is raising the low end of its annual earnings estimates and increasing the expected same store sales for 2009.
•	Full Year 2009
•	Based on an estimated 116 million diluted shares outstanding, the Company currently anticipates reporting non-GAAP consolidated earnings per diluted share of approximately $0.88 - 1.00, excluding merger and integration costs. For the full year 2008, the Company reported consolidated earnings per diluted share of $1.15, excluding a non-cash impairment charge and merger and integration costs.

On a GAAP basis, the Company is anticipating reporting consolidated earnings per diluted share of approximately $0.85 — 0.97 in 2009 compared to a net loss of $0.36 per diluted share in 2008.

•	Comparable store sales are expected to decrease approximately 9 to 6% compared to a 4.8% decrease in 2008. The comparable store sales calculation for the full year 2009 includes Dick’s Sporting Goods stores and Golf Galaxy stores. The comparable store sales calculation for the full year 2008 includes Dick’s Sporting Goods stores only.

•	The Company currently expects to open approximately 20 new Dick’s Sporting Goods stores, relocate one Dick’s Sporting Goods store and open one new Golf Galaxy store. The Company anticipates closing two Chick’s Sporting Goods stores and converting the remaining Chick’s Sporting Goods stores to Dick’s Sporting Goods stores.

•	Second Quarter 2009
•	Based on an estimated 116 million diluted shares outstanding, the Company anticipates reporting non-GAAP consolidated earnings per diluted share of approximately $0.28 — 0.31 in the second quarter of 2009, excluding merger and integration costs. In the second quarter of 2008, the Company reported non-GAAP earnings per diluted share of $0.38, excluding merger and integration costs.

•	On a GAAP basis, the Company anticipates reporting consolidated earnings per diluted share of approximately $0.27 — 0.30 in the second quarter of 2009 compared to consolidated earnings per diluted share of $0.34 in the second quarter of 2008.

•	Comparable store sales are expected to decrease approximately 9 to 6% compared to a 3.7% decrease in the second quarter last year. The comparable store sales calculation for the second quarter in 2008 and 2009 includes Dick’s Sporting Goods stores and Golf Galaxy stores.

•	The Company expects to open approximately four new Dick’s Sporting Goods stores in the second quarter.

•	The Company has already converted the remaining Chick’s Sporting Goods stores to Dick’s Sporting Goods stores in May.
•	Cash Flow
•	In 2009, the Company anticipates producing positive operating cash flow, net of capital expenditures, in excess of that generated in 2008. This is expected to be accomplished through continued effective inventory management and the anticipated reduction of net capital expenditures to $60 million in 2009 as compared to $115 million in 2008.
New Accounting Pronouncement
In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 impacted the accounting associated with the Company’s senior convertible notes. This FSP requires the Company to recognize additional non-cash interest expense based on the market rate for similar debt instruments without the conversion feature. FSP APB 14-1 is effective for fiscal periods beginning in 2009 and requires retrospective application. The Company adopted this accounting standard this quarter, and, accordingly, the prior periods’ financial statements included herein have been adjusted. Adoption of this standard reduced previously reported earnings per diluted share for the first quarter and full year fiscal 2008 by $0.01 and $0.04, respectively.
In the first quarter of 2009, the Company repaid the senior convertible notes and thus the effect of the adoption of FSP APB 14-1 is not material for fiscal 2009 but is considered in the 2009 outlook.
Conference Call Info
The Company will be hosting a conference call today at 10:00 a.m. eastern time to discuss the first quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.

For those who cannot listen to the live broadcast, the web cast will be archived on the Company’s web site for 30 days. In addition, a dial-in replay will be available shortly after the call. To listen to the replay, investors should dial 888-286-8010 (domestic callers) or 617-801-6888 (international callers) and enter confirmation code 98036310. The dial-in replay will be available for 30 days following the live call.
Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, without limitation, the current economic and financial downturn and its effect on consumer spending, changes in macroeconomic factors and market conditions, including the housing market and fuel costs, that impact the level of consumer spending for the types of merchandise sold by the Company, potential volatility in our stock price and the tightening of availability and higher costs associated with current and new sources of credit resulting from uncertainty in financial markets, changes in consumer demand, the retailing environment and customer preferences and spending habits, competitive pressures, pricing and promotional activities of competitors, changes in law and regulation including consumer protection and labor, currency exchange rate fluctuations, weather conditions, litigation, risks and costs associated with combining businesses and/or assimilating acquired companies and our ability to manage our operations and growth. Known and unknown risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended January 31, 2009 as filed with the Securities and Exchange Commission on March 20, 2009, and other reports filed with the Securities and Exchange Commission. The Company disclaims any obligation and does not intend to update any forward-looking statements except as may be required by the securities laws.
About Dick’s Sporting Goods, Inc.
Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment. As of May 2, 2009, the Company operated 394 Dick’s Sporting Goods stores in 39 states primarily throughout the eastern half of the U.S. The Company also owns Golf Galaxy, Inc., a multi-channel golf specialty retailer, with 91 stores (including the converted Golf Shop) in 31 states, ecommerce websites and catalog operations and Chick’s Sporting Goods, Inc., which operates 13 specialty sporting goods stores in Southern California.
Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the top of the home page).
Contact:
Timothy E. Kullman, EVP — Finance, Administration, Chief Financial Officer and Treasurer or
Anne-Marie Megela, Director, Investor Relations
724-273-3400
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	May 2,	% of	May 3,	% of
	2009	Sales (1)	2008	Sales
			Adjusted
Net sales	$959,662	100.00%	$912,112	100.00%
Cost of goods sold, including occupancy and distribution costs	709,239	73.91	653,006	71.59

GROSS PROFIT	250,423	26.09	259,106	28.41

Selling, general and administrative expenses	226,123	23.56	219,964	24.12
Merger and integration costs	4,354	0.45	—	—
Pre-opening expenses	3,029	0.32	4,924	0.54

INCOME FROM OPERATIONS	16,917	1.76	34,218	3.75

Gain on sale of asset	—	—	(2,356)	(0.26)
Interest expense, net	1,591	0.17	3,608	0.40

INCOME BEFORE INCOME TAXES	15,326	1.60	32,966	3.61

Provision for income taxes	5,105	0.53	13,361	1.46

NET INCOME	$10,221	1.07%	$19,605	2.15%

EARNINGS PER COMMON SHARE:
Basic	$0.09		$0.18
Diluted	$0.09		$0.17

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	112,359		111,216
Diluted	116,220		117,295

(1)	Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(Dollars in thousands)

	May 2,	May 3,	January 31,
	2009	2008	2009
		Adjusted	Adjusted

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$45,762	$46,997	$74,837
Accounts receivable, net	33,213	75,780	57,803
Income taxes receivable	1,462	—	5,638
Inventories, net	979,899	970,543	854,771
Prepaid expenses and other current assets	56,904	53,227	46,194
Deferred income taxes	12,107	20,131	10,621

Total current assets	1,129,347	1,166,678	1,049,864

Property and equipment, net	512,299	547,024	515,982
Construction in progress — leased facilities	76,156	31,149	52,054
Intangible assets, net	46,514	97,837	46,846
Goodwill	200,594	304,386	200,594
Other assets:
Deferred income taxes	73,211	17,186	67,709
Investments	4,059	2,535	2,629
Other	28,759	19,618	26,168

Total other assets	106,029	39,339	96,506

TOTAL ASSETS	$2,070,939	$2,186,413	$1,961,846

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$445,233	$401,962	$299,113
Accrued expenses	210,430	230,160	208,286
Deferred revenue and other liabilities	84,412	86,797	102,866
Income taxes payable	4,191	12,796	2,252
Current portion of other long-term debt and capital leases	607	251	606

Total current liabilities	744,873	731,966	613,123

LONG-TERM LIABILITIES:
Senior convertible notes	—	166,474	172,179
Revolving credit borrowings	116,301	121,485	—
Other long-term debt and capital leases	8,604	8,622	8,758
Non-cash obligations for construction in progress — leased facilities	76,156	31,149	52,054
Deferred revenue and other liabilities	213,465	204,553	222,155

Total long-term liabilities	414,526	532,283	455,146

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Common stock	872	851	871
Class B common stock	253	262	253
Additional paid-in capital	484,649	447,074	477,919
Retained earnings	423,253	472,506	413,032
Accumulated other comprehensive income	2,513	1,471	1,502

Total stockholders’ equity	911,540	922,164	893,577

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,070,939	$2,186,413	$1,961,846

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(Dollars in thousands)

	13 Weeks Ended
	May 2,	May 3,
	2009	2008
		Adjusted
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$10,221	$19,605
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	25,096	20,400
Amortization of convertible note discount	321	1,851
Deferred income taxes	(6,988)	(10,950)
Stock-based compensation	5,986	5,370
Excess tax benefit from stock-based compensation	(62)	(848)
Tax benefit from exercise of stock options	72	159
Other non-cash items	428	254
Gain on sale of asset	—	(2,356)
Changes in assets and liabilities:
Accounts receivable	15,352	7,922
Income taxes payable/receivable	5,603	(48,328)
Inventories	(125,128)	(83,179)
Prepaid expenses and other assets	(13,736)	(16,450)
Accounts payable	138,802	38,456
Accrued expenses	(9,889)	(20,223)
Deferred construction allowances	3,611	7,324
Deferred revenue and other liabilities	(19,735)	(5,127)

Net cash provided by (used in) operating activities	29,954	(86,120)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(29,352)	(49,393)
Purchase of corporate aircraft	—	(25,107)
Proceeds from sale of corporate aircraft	—	27,463
Proceeds from sale-leaseback transactions	11,502	—

Net cash used in investing activities	(17,850)	(47,037)

CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings, net	116,301	121,485
Purchase of convertible notes	(172,500)	—
Payments on other long-term debt and capital leases	(153)	(59)
Construction allowance receipts	7,022	7,454
Proceeds from exercise of stock options	689	2,456
Excess tax benefit from stock-based compensation	62	848
Increase (decrease) in bank overdraft	7,318	(2,244)

Net cash (used in) provided by financing activities	(41,261)	129,940

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	82	(93)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(29,075)	(3,310)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	74,837	50,307

CASH AND CASH EQUIVALENTS, END OF PERIOD	$45,762	$46,997

Supplemental disclosure of cash flow information:
Construction in progress — leased facilities	$24,102	$7,405
Accrued property and equipment	$6,033	$16,835
Cash paid for interest	$2,753	$2,841
Cash paid for income taxes	$11,734	$72,537

Store Count and Square Footage
The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

DICK’S		GOLF GALAXY
Store	Market	Store	Market

Mesa, AZ	Phoenix	Allentown, PA	Allentown
Columbia, MO	Columbia
Loganville, GA	Atlanta
Canton, GA	Atlanta
Flowood, MS	Jackson
Park Lane, TX	Dallas
Wellington, FL	West Palm Beach
East Huntsville, AL	Huntsville
Aurora, CO	Denver

GOLF GALAXY CONVERSION		CHICK’S CONVERSION
Store	Market	Store	Market

Robinson, PA	Pittsburgh	Murrieta, CA	Los Angeles

	Fiscal 2009				Fiscal 2008
	Dick’s		Chick’s		Dick’s		Chick’s
	Sporting	Golf	Sporting		Sporting	Golf	Sporting
	Goods	Galaxy	Goods	Total	Goods	Galaxy	Goods	Total
Beginning stores	384	89	14	487	340	79	15	434
Q1 New	9	1	—	10	8	4	—	12
Ending stores	393	90	14	497	348	83	15	446

Closed	—	—	—	—	—	—	—	—

Converted	1	1	(1)	1	—	—	—	—

Ending stores	394	91	13	498	348	83	15	446

Square Footage:
(in millions)

	Dick’s		Chick’s
	Sporting	Golf	Sporting
	Goods	Galaxy	Goods	Total
Q1 2008	19.5	1.3	0.8	21.6
Q2 2008	20.0	1.3	0.8	22.1
Q3 2008	21.4	1.4	0.7	23.5
Q4 2008	21.4	1.5	0.7	23.6

Q1 2009	22.0	1.5	0.6	24.1

Non-GAAP Financial Measures
In addition to reporting the Company’s financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding net income and earnings per diluted share adjusted for merger and integration costs, pro-forma comparable store sales, earnings before interest, taxes and depreciation (“EBITDA”) as well as a reconciliation from the Company’s gross capital expenditures, net of tenant allowances. The following measures are considered non-GAAP and are not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company’s management, analysts and investors can use to compare core, operating results between reporting periods. These non-GAAP measures are provided below and on the Company’s website at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the top of the home page). The Company’s website is not part of this press release.
Non-GAAP Net Income and Earnings Per Share Reconciliation
(in thousands, except per share data):

	Fiscal 2009
	13 Weeks Ended May 2, 2009
		Merger and
	As	Integration	Non-GAAP
	Reported	Costs	Total

Net sales	$959,662	$—	$959,662
Cost of goods sold, including occupancy and distribution costs	709,239	—	709,239

GROSS PROFIT	250,423	—	250,423

Selling, general and administrative expenses	226,123	—	226,123
Merger and integration costs	4,354	(4,354)	—
Pre-opening expenses	3,029	—	3,029

INCOME FROM OPERATIONS	16,917	4,354	21,271

Interest expense, net	1,591	—	1,591

INCOME BEFORE INCOME TAXES	15,326	4,354	19,680

Provision for income taxes	5,105	(1,742)	6,847

NET INCOME	$10,221	$2,612	$12,833

EARNINGS PER COMMON SHARE:
Basic	$0.09		$0.11
Diluted	$0.09		$0.11
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	112,359		112,359
Diluted	116,220		116,220
Refer to the Company’s press release dated March 10, 2009 announcing its results for the fourth quarter and year ended January 31, 2009 for a reconciliation of non-GAAP net income and earnings per share for fiscal 2008 and to the Company’s press release dated August 21, 2008 announcing its results for the second fiscal quarter ended August 2, 2008 for a reconciliation of non-GAAP net income and earnings per share for the second fiscal quarter of 2008.

Pro-forma Comparable Store Sales
The following pro-forma comparable store sales present information as if Golf Galaxy had been acquired at the beginning of the period presented. The sales have been adjusted to conform to the Company’s reporting calendar and method of reporting comparable sales. Golf Galaxy is included in the quarterly comparable store base beginning in Q2 2008, which is the first full quarter following the anniversary of the date of acquisition.

	Dick’s
	Sporting	Golf
	Goods	Galaxy	Consolidated
13 weeks ended May 3, 2008	-3.8%	-7.4%	-4.1%
EBITDA
EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.

	13 Weeks Ended
	May 2,	May 3,
EBITDA	2009	2008
	(dollars in thousands)
Net income	$10,221	$19,605
Provision for income taxes	5,105	13,361
Interest expense, net	1,591	3,608
Depreciation and amortization	25,096	20,400
Less: Depreciation and amortization (merger integration)	(188)	—
Add: Merger and integration costs	4,354	—
Less: Gain on sale of asset	—	2,356

EBITDA	$46,179	$54,618

% decrease in EBITDA	-15%
Reconciliation of Gross Capital Expenditures to Net Capital Expenditures
The following table represents a reconciliation of the Company’s gross capital expenditures to its capital expenditures, net of tenant allowances.

	13 Weeks Ended
	May 2,	May 3,
	2009	2008
	(dollars in thousands)
Gross capital expenditures	$(29,352)	$(49,393)
Proceeds from sale-leaseback transactions	11,502	—
Changes in deferred construction allowances	3,611	7,324
Construction allowance receipts	7,022	7,454

Net capital expenditures	$(7,217)	$(34,615)